STANDARD & POORS         Frank A. Ciccotto, Jr.       55 Water Street-45th Floor
                         Senior Vice President                New York, NY 10041
                         Securities Evaluations               (212) 438-4417 Tel
                         frank_ciccottojr@sandp.com           (212) 438-7748 Fax







June 2, 2010



First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, Illinois  60187

Re:  The First Trust Combined Series 314

Gentlemen:

We have examined the Registration Statement File No. 333-166909, for the referenced Trust and acknowledge that Standard & Poors Securities Evaluations, Inc., is determining the evaluation of the Securities identified in that Registration Statement at the opening of business on the initial date of deposit for The First Trust Combined Series 314. We hereby consent to the reference
to   Standard  &  Poors  Securities  Evaluations,  Inc.  as  so
determining the evaluation of those Securities at the opening of business on the initial date of deposit.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.


Sincerely,



Frank A. Ciccotto, Jr.